Exhibit 99.1

FOURTH ADDENDUM TO
APPENDIX A OF
THIRD AMENDED AND RESTATED SERVICE AGREEMENT, AS AMENDED

This Fourth Addendum to Appendix A of that certain Third Amended and Restated Service Agreement, as Amended (the "Addendum") is entered into as of this 31st day of March, 2021, by and between Comenity Servicing LLC (“Servicer”), a Texas limited liability company with its principal place of business at 3075 Loyalty Circle, Columbus, OH 43219 and Comenity Bank (“Bank”), a Delaware state bank with its principal place of business at One Righter Parkway, Suite 100, Wilmington, DE 19803.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Third Amended and Restated Service Agreement as of April 23, 2019, as amended on February 20, 2020 (the “Agreement”) to outsource certain data processing activities and certain other administrative and servicing functions; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1. Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended in as set forth in further detail in Exhibit A hereto.

2. Effective Date:  The amendments to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of the first day of the month following the month in which this Addendum is executed.

3. Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Fourth Addendum to Appendix A of
Third Amended and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the date first written above.

Comenity Servicing LLC

By:  /s/ Julie Fire
Name: Julie Fire
Title: Vice President, Delivery

Comenity Bank

By:  /s/ Ron Ostler
Name: Ron Ostler
Title: President

Fourth Addendum to Appendix A of
Third Amended and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC

EXHIBIT A

1.	Amendments. Set forth below are revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Credit Management
• Provide services related to all aspects of the Bank’s credit management programs including underwriting and account management to ensure processes to identify, evaluate, mitigate, and monitor credit risk will adhere to the Bank’s established credit risk appetite, tolerances and limits, and comply with all applicable Bank credit risk management policies, strategies, and related laws and regulations.
• Ensure that key credit risk strategies are thoroughly analyzed and effectively documented, presented and approved by the Bank as required, and that credit actions adhere to the Bank credit policy and regulatory requirements.
• Prepare and deliver presentations regarding key credit risk trends, issues, exposures, effectiveness of strategies, and other information as requested by the Bank.
• Provide other Credit Risk services, as requested.

Produce and adhere to an “underwriting review calendar”, which will include an analysis of new account underwriting and recommendations for clients with A/R > $150MM and any requests for specific clients as needed.

		M	Amended
Produce client specific summary level report of key performance metrics on a monthly basis with comments for clients with A/R greater than $150MM as well as any request by the Bank for specific clients as needed.

		M	Amended

Fourth Addendum to Appendix A of
Third Amended and Restated Service Agreement, as Amended
Comenity Bank/Comenity Servicing LLC